THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
WARRANT TO PURCHASE SHARES
This Warrant is issued to _______________ (“Holder”) by XTI Aircraft Company, a Delaware corporation (the “Company”), in connection with consideration received from Holder.
1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to ________________ fully paid and non-assessable shares of the Company’s Common Stock (each a “Share” and collectively the “Shares”) at an exercise price of $____ per Share (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).
2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the issuance date of this Warrant and ending at 5:00 p.m. Mountain Time on _____________ (the “Exercise Period”).
3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, Holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
(a) the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and
(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.
4. Certificates for Shares; Amendments of Warrants. Upon the exercise of the purchase rights evidenced by this Warrant, the Holder shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company and verified and by Computershare Trust Company, N.A. (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). Upon partial exercise, the Company shall promptly issue an amended Warrant representing the remaining number of Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.
5. Issuance of Shares. The Company covenants that (a) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof, (b) during the Exercise Period the Company will reserve from its authorized and unissued Common Stock sufficient Shares in order to perform its obligations under this Warrant.
6. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
    (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time before the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time before the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately before such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.
(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
8. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.
9. Representations and Warranties by Holder. The representations and warranties made by Holder in any agreement to which this Warrant was acquired are incorporated herein by reference, and the Holder agrees that any exercise of this Warrant shall constitute a reaffirmation of such representations and warranties at the date of such exercise.
10. Warrants Transferable. Subject to compliance with the terms and conditions of this Section 10, this Warrant and all rights hereunder are transferable, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant before registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.

12. Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth in the Subscription Agreement and (ii) if to the Company, to
XTI AIRCRAFT COMPANY
    c/o [__]
or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.
14. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.
15. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.
(Signature Page Follows)

THE COMPANY:
XTI AIRCRAFT COMPANY
By:
    (Signature)
Name:
Title:
Address: _______________
Email: _______________
ACCEPTED AND AGREED TO
THIS __ DAY OF _______________, 20__:
HOLDER:

Signature
Name (typed):______________________________
Address:

EXHIBIT A
NOTICE OF EXERCISE
TO:     XTI Aircraft Company
    c/o [__]
Attention: President
1. The undersigned hereby elects to purchase ___________ shares of Common Stock of XTI Aircraft Company (the “Shares”) pursuant to the terms of the attached Warrant.
2. The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the Shares being purchased, together with all applicable transfer taxes, if any.
3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
4. The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the attached Warrant to purchase __________ shares of Common Stock of XTI Aircraft Company to which the attached Warrant relates, and appoints _____________ Attorney to transfer such right on the books of XTI Aircraft Company, with full power of substitution in the premises.
Dated: _______________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

___________________________________